Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-276214 on Form S-8 of our report dated April 30, 2026, relating to the consolidated financial statements of MoneyHero Limited, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu
Hong Kong, The People’s Republic of China
April 30, 2026